STERLING BANCORP

STERLING BANCORP
TWO BLUE HILL PLAZA, SECOND FLOOR
PEARL RIVER, NY 10965

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on August 16, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/STL2021SM**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on August 16, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D57500-S27746 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STERLING BANCORP

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
1.	Adoption of the Agreement and Plan of Merger, dated as of April 18, 2021 (as it may be amended from time to time), by and between Sterling Bancorp ("Sterling") and Webster Financial Corporation ("Webster"), pursuant to which Sterling will merge (the "Merger") with and into Webster, with Webster surviving the merger (the "Sterling merger proposal").	☐	☐	☐
2.	Approval, on a non-binding advisory basis, of the compensation that will or may be paid or become payable to Sterling's named executive officers that is based on or otherwise relates to the Merger.	☐	☐	☐
3.	Approval of the adjournment of the special meeting of Sterling stockholders, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the Sterling merger proposal or to ensure that any supplement or amendment to the joint proxy statement/prospectus is timely provided to holders of Sterling common stock.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

D57501-S27746

STERLING BANCORP
Special Meeting of Stockholders
August 17, 2021 4:00 p.m.
This proxy is solicited by the Board of Directors

The Stockholder hereby appoints each of Richard O'Toole and Jack L. Kopnisky, acting as the official proxy committee, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of Sterling Bancorp that the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Special Meeting") to be held at www.virtualshareholdermeeting.com/STL2021SM, on August 17, 2021, at 4:00 p.m. Eastern Time, and at any adjournment thereof, and to act with respect to all votes that the undersigned would be entitled to cast if then personally present.

THIS PROXY WILL BE VOTED AS DIRECTED, **BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.** IF ANY OTHER BUSINESS IS PRESENTED AT SUCH SPECIAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE